Exhibit 99.2

Resideo Enters into Binding Agreement in Principle to Settle Class Action Litigation

Company expects second quarter 2021 GAAP operating profit of $121 million, including $16 million settlement expense

AUSTIN, Texas, August 3, 2021 / PRNewswire / — Resideo Technologies, Inc. (NYSE: REZI), a leading global provider of home comfort and security solutions and distributor of commercial and residential security and audio-visual products, today announced that it has entered into a binding agreement in principle to settle the pending securities class action litigation arising from allegations with respect to statements and disclosures made in 2019.

The proposed settlement calls for a payment of $55 million in resolution of claims asserted against Resideo and all other defendants. Approximately $39 million is expected to be funded with proceeds from available insurance. Resideo recorded a $16 million expense in its second quarter 2021 financial results to account for the portion of the settlement it expects to fund. Including the impact of the settlement, Resideo’s GAAP operating profit is expected to be $121 million for the second quarter 2021. Resideo will release full second quarter 2021 financial results after the market close on Thursday, August 5, 2021.

The settlement remains subject to final documentation, approval by the court and is subject to the satisfaction of customary conditions to effectiveness. A final non-appealable closure of the litigation is expected towards the end of 2021.

About Resideo

Resideo is a leading global manufacturer and distributor of technology-driven products and solutions that provide comfort, security, energy efficiency and control to customers worldwide. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. We continue to serve more than 110,000 professionals through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from nearly 200 stocking locations around the world. For more information about Resideo, please visit www.resideo.com.

Contacts:
Investors:	Media:
Jason Willey	Oliver Clark
investorrelations@resideo.com	oliver.clark@resideo.com

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) whether our binding agreement in principle to settle the pending securities class action litigation will become effective, including whether the conditions to the effectiveness of the settlement will be satisfied or waived and whether we will be able to enter into definitive documentation with the plaintiffs on the terms and conditions outlined in our binding agreement in principle, (2) the duration and severity of the COVID-19 pandemic and the disruption to our business and the global economy caused by it, including (A) its effect on the demand for our products and services, (B) its effect on our and our business partners’ supply chains, workforce, liquidity, spending and timing for payments and disbursements, and (C) the impact of potential facility closures and the modified working conditions at our corporate offices, Product & Solutions segment and ADI Global Distribution segment, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under, the agreements we entered into with Honeywell in connection with our spin-off, (4) the likelihood of continued success of our transformation programs and initiatives, and (5) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic filings we make from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, such as (i) the outlook regarding third quarter 2021 and full year 2021 and (ii) the impact of the COVID-19 pandemic on our business and operations. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.

# # #